Exhibit 21

AMCOL INTERNATIONAL CORPORATION
SUBSIDIARY LISTING

COMPANY NAME	COUNTRY	STATE	OWNERSHIP %
ADAE Sp. Z O.O.	Poland		100
Albagle Enterprises Limited	Cyprus		25
AMCOL de Mexico, S.A.	Mexico		100
AMCOL Egypt SAE	Egypt		40
AMCOL Europe Limited	England		100
AMCOL Health & Beauty Solutions, Incorporated	USA	DE	100
AMCOL International B.V.	Netherlands		100
AMCOL (Holdings) Ltd.	England		100
AMCOL Mauritius	Mauritius		100
AMCOL Minerals Europe Limited	England		100
AMCOL Minerals Madencilik San Ve Tik AS	Turkey		100
AMCOL SP Zoo	Poland		100
AMCOL Specialities Holdings Canada Ltd.	Canada	Ontario	100
AMCOL Specialties Holdings, Inc.	USA	DE	100
American Colloid Company	USA	DE	100
Ameri-Co Carriers, Inc.	USA	NE	100
Ameri-Co Logistics, Inc.	USA	NE	100
Ashapura AMCOL N.V.	Netherlands		50
Ashapura Minechem Ltd.	India		21
Ashapura Volclay Limited	India		50
Bentonit SIA Ltd	Russia		25
CETCO Brazil	Brazil		100
CETCO China Ltd.	China		100
CETCO Contracting Services Company	USA	DE	100
CETCO Czech	Czech Republic		100
CETCO de Brasil Services Productos Minerals de Meio-Abiente Ltd.	Brazil		100
CETCO (Europe) Limited	England		100
CETCO Holdings B.V.	Netherlands		100
CETCO Iberia S.L.	Spain		100
CETCO Korea Ltd.	Korea		100
CETCO Liquid Boot Company	USA	DE	100
CETCO Netherlans BV	Netherlands		100
Cetco Oilfield Pty. Ltd.	Australia		100
CETCO Oilfield Services Asia Ltd.	Malaysia		100
CETCO Oilfield Services Company	USA	DE	100
CETCO Oilfield Services Malaysia Sdn. Bhd.	Malaysia		49
CETCO Oilfield Services Nigeria Limited	Nigeria		100
CETCO-POLAND Sp. z o.o	Poland		100
CETCO Technologies (Suzhou) Co. Ltd.	China		100
Colloid Environmental Technologies Company	USA	DE	100
CVE CETCO Latino America Limitada	Chile		100
Egypt Bentonite & Derivatives Company	Egypt		25
Egypt Mining & Drilling Chemicals Company	Egypt		25
Egypt Nano Bentonite Co.	Egypt		26.5
Intergeo Services LLC	USA	PA	100
Lafayette Well Testing, Inc.	USA	LA	100
Linteco Iberia S.L.	Spain		100
Maprid Tech Cast, S.A. de C.V.	Mexico		49
Montana Minerals Development Company	USA	MT	100
Nanocor, Inc.	USA	DE	100
Nanocor, Ltd.	England		100
Volclay de Mexico, S.A. de C.V.	Mexico		49
Volclay DongMing Industrial Minerals Co., Ltd.	China		100
Volclay International Corporation	USA	DE	100
Volclay Japan Co. Ltd.	Japan		50
Volclay Korea Ltd.	Korea		100
Volclay MinChem (Jianping) Co. Ltd.	China		100
Volclay International Pty Ltd	Australia		100
Volclay (Tianjin) Industrial Minerals Co., Ltd.	China		100
Volclay Siam Ltd.	Thailand		100
Volclay South Africa (Proprietary) Limited	South Africa		51
Volclay Trading (Proprietary) Limited	South Africa		100
Volclay Tianyu	China		80